EXHIBIT 10.1

EXECUTION COPY

SHAREHOLDER AGREEMENT

among

DYNEGY INC.

and

LS POWER PARTNERS, L.P.,

LS POWER ASSOCIATES, L.P.,

LS POWER EQUITY PARTNERS, L.P.,

LS POWER EQUITY PARTNERS PIE I, L.P.

and

LSP GEN INVESTORS, L.P.

Dated as of August 9, 2009

Exhibit 10.1

TABLE OF CONTENTS

Page

ARTICLE I Definitions
SECTION 1.01	Definitions

ARTICLE II Limitations on Acquisitions and Transfers
SECTION 2.01	Limitations on Acquisitions by the Shareholders and Luminus
SECTION 2.02	Transfer Restrictions
SECTION 2.03	Shares Subject to the Agreement
SECTION 2.04	Legend and Stop Transfer Order

ARTICLE III Certain Agreements Relating to Dynegy
SECTION 3.01	Dynegy Restrictions

ARTICLE IV Certain Agreements Relating to the Shareholders, the Shareholder Control Group and Luminus
SECTION 4.01	No Board Representation
SECTION 4.02	No Control
SECTION 4.03	Joinder

ARTICLE V General Provisions
SECTION 5.01	Effectiveness and Term
SECTION 5.02	Intent and Interpretation
SECTION 5.03	Specific Enforcement
SECTION 5.04	Severability
SECTION 5.05	Notices, Etc
SECTION 5.06	Amendments, Waivers, Etc
SECTION 5.07	Entire Agreement
SECTION 5.08	Remedies Cumulative
SECTION 5.09	No Waiver
SECTION 5.10	No Third Party Beneficiaries
SECTION 5.11	Consent to Jurisdiction
SECTION 5.12	Governing Law
SECTION 5.13	WAIVER OF JURY TRIAL
SECTION 5.14	Name, Captions, Gender
SECTION 5.15	Counterparts
SECTION 5.16	Successors and Assigns
SECTION 5.17	Luminus
SECTION 5.18	Effect on Existing Shareholder Agreement

Exhibit 10.1

SHAREHOLDER AGREEMENT, dated as of August 9, 2009 (this “Agreement”), among DYNEGY INC., a Delaware corporation (“Dynegy”), and LS POWER PARTNERS, L.P., LS POWER ASSOCIATES, L.P., LS POWER EQUITY PARTNERS, L.P., LS POWER EQUITY PARTNERS PIE I, L.P. and LSP GEN INVESTORS, L.P. (collectively, “LS Power”).

WHEREAS, Dynegy, LS Power, certain Affiliates of LS Power and certain subsidiaries of Dynegy (the “Dynegy Sellers”) have entered into a Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which LS Power and certain Affiliates of LS Power have agreed to purchase from Dynegy and the Dynegy Sellers, and Dynegy and the Dynegy Sellers have agreed to sell to LS Power and certain Affiliates of LS Power (the “LS Power Buyers”), (i) all of the Dynegy Sellers’ ownership interests in certain power generating facilities, as set forth in the Purchase Agreement, and (ii) $235 million principal amount of the Senior Notes, in each case upon the terms and subject to the conditions set forth in the Purchase Agreement, in exchange for (a)(1) $1.025 billion in cash (consisting, in part, of $175 million to be released to Dynegy from the Sandy Creek Restricted Account) and (2) 245 million Class B Shares (the “Relinquished Shares”), in each case upon the terms and subject to the conditions set forth in the Purchase Agreement, (b) the termination of the Existing Shareholder Agreement (as defined below), and (c) the execution of this Agreement (collectively, the “Transaction”).

WHEREAS, Dynegy and LS Power are party to the Shareholder Agreement, dated as of September 14, 2006 (as heretofore amended, amended and restated, supplemented or otherwise modified, the “Existing Shareholder Agreement”), pursuant to which Dynegy’s and LS Power’s rights and obligations with respect to certain matters are governed.

WHEREAS, pursuant to Section 2.3 of the Purchase Agreement, and in accordance with Section 5.3(g)(iv) of the Certification of Incorporation, LS Power has agreed to convert all of LS Power’s remaining Class B Shares to Class A Shares effective as of the Closing.

WHEREAS, in connection with the Transaction, LS Power and Dynegy wish to terminate the Existing Shareholder Agreement, effective as of the Closing, and enter into this Agreement in order to set forth certain agreements relating to the ownership by the Shareholders of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual and independent covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions
SECTION 1.01 Definitions.  Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein have the meanings given to them in the Purchase Agreement.  The following terms shall have the following meanings:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; provided, however, that none of Dynegy or any of its subsidiaries shall be deemed an Affiliate of any Shareholder.  For purposes of this definition “control” means, as to any Person, the sole power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  The term “controlled” has a correlative meaning.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Associate”, when used in connection with any Person, means (a) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of greater than or equal to 20% of any class of voting stock, (b) any trust or other estate in which such Person has greater than or equal to 20% of the total beneficial interest, or of which such Person serves as a trustee or in a similar fiduciary capacity, (c) any relative or spouse of such Person, or any relative of the spouse of such Person, who, in any case, has the same residence as such Person, and (d) any heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Person and any trust for the benefit of the heirs of such Person; provided, however, that none of Dynegy or any of its subsidiaries shall be deemed an Associate of any Shareholder.

“Beneficially Own” and “Beneficial Owner” each have the meaning referred to in Rule 13d-3 of the Exchange Act as in effect on the date hereof.

“Board” means the board of directors of Dynegy.

“Business Day” means any day other than a day which is a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or obligated, by law or executive order, to close.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Dynegy filed with the Secretary of State of the State of Delaware on March 30, 2007 and which became effective on April 2, 2007.

“Change of Control” means (i) any “person” or “group” of related Persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), that is or becomes the Beneficial Owner (except that such Person or group shall be deemed to Beneficially Own all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting securities of Dynegy (or its successor by merger, consolidation or purchase of all or substantially all of its assets), (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Dynegy taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than in a reorganization or other transaction in which Dynegy shareholders after the transaction own 50% or more of the ultimate surviving entity, (iii) occupation of a majority of the seats on the Board by Persons who were neither (a) nominated by the Board nor (b) appointed by the Board, or (iv) the completion of the liquidation or dissolution of Dynegy.

“Class A Shares” means shares of Dynegy’s Class A common stock, par value $0.01.

“Class B Shares” means shares of Dynegy’s Class B common stock, par value $0.01.

“Common Stock” means Class A Shares, Class B Shares and/or any other class of common stock of Dynegy that may be issued after the date hereof.

“Controlled Affiliate” means, as to any Person (the “Controlling Person”), (a) any Affiliate that is consolidated with the financial statements of such Controlling Person, (b) any Affiliate in which the Controlling Person holds greater than or equal to 50% of the total combined voting power of its outstanding voting securities and (c) with respect to any specific matter, any Affiliate over which the Controlling Person has the power (by contract or otherwise) to prevent such entity from pursuing such matter.

“Director” means a member of the Board.

“Distribution” means, in a transaction or series of related transactions, the Transfer of all or a part of the Dynegy Equity Securities directly owned by a Shareholder to any of its direct or indirect owners, limited partners or other investors.

“Dynegy” has the meaning specified in the preamble to this Agreement.

“Dynegy Equity Securities” means Common Stock and other equity securities of Dynegy and its subsidiaries, including options, warrants, convertible or exchangeable securities, swaps and other rights to subscribe for or acquire any equity securities of Dynegy, and Hedges with respect to equity securities of Dynegy.

“Dynegy Sellers” has the meaning specified in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Shareholder Agreement” has the meaning specified in the recitals to this Agreement.

“Governmental Authority” means any governmental or regulatory authority or agency.

“Hedge” means to acquire any option or right or any equivalent contract to, directly or indirectly, sell or otherwise dispose of the economic interest in Common Stock, or to enter into any swap, hedge or any other agreement, including any short sales of Common Stock and equivalent derivative positions, that directly or indirectly Transfers, in whole or in part, the economic interest in Common Stock, including the establishment or increase of any “put equivalent position” or liquidation or a decrease of a “call equivalent position” in Common Stock within the meaning of Section 16 of the Exchange Act and rules promulgated thereunder.  When used as a noun, “Hedge” has a correlative meaning.

“Lock-Up Period” means the period commencing on the date hereof and ending on the earlier of (i) the termination of the Purchase Agreement and (ii) the Closing Date.

“LS Power” has the meaning specified in the preamble to this Agreement.

“LS Power Buyers” has the meaning specified in the recitals to this Agreement.

“Luminus” means, collectively, Luminus Management, LLC, its Controlled Affiliates and any of the assets or funds that they manage.

“owner”, with respect to any stock or other equity interest, means a Person that individually or with or through any of its Affiliates or Associates:

(a) owns beneficially such stock or equity interest, whether directly or indirectly;

(b) has (i) the right to acquire such stock or equity interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that for purposes of this clause (b)(i) a Person shall be deemed the owner of stock or other equity interest tendered by other parties pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates only when such tendered stock or equity interest is accepted for purchase or exchange by such Person or such Affiliate or Associate of such Person; or (ii) the right to vote such stock or equity interest pursuant to any agreement, arrangement or understanding; provided, however, that for purposes of this clause (b)(ii) a Person shall not be deemed the owner of any stock or equity interest if the agreement, arrangement or understanding to vote such stock or equity interest arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or

(c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except as pursuant to a revocable proxy or consent as described in clause (b)(ii) above), or disposing of such stock or equity interest with any other Person that owns beneficially, or whose Affiliates or Associates own beneficially, directly or indirectly, such stock or equity interest.

           For the avoidance of doubt, no owner, limited partner or investor of any Shareholder shall be deemed to be the owner of any stock or equity interests owned by such Shareholder solely by reason of such investment therein.
The terms “own” and “owned” have correlative meanings.

“Period One” means the first 120 calendar days following the Closing Date.

“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Purchase Agreement” has the meaning specified in the recitals to this Agreement.

“Reference Date” means the date that is the earlier of (i) the calendar day immediately following the date on which Period One expires and (ii) the first date following the Closing Date on which the Shareholders own, in the aggregate, less than 10% of all of the outstanding Class A Shares.

“Relinquished Shares” has the meaning specified in the recitals to this Agreement.

“SEC” means the Securities and Exchange Commission or any successor organization.

“Shareholder” means LS Power and each Shareholder Control Group member that becomes party to this Agreement.

“Shareholder Control Group” means LS Power, together with all of its Affiliates and Associates; provided, however, that notwithstanding the foregoing, Luminus shall at no time be a member of the Shareholder Control Group.

“Shareholder Representative” means LS Power Development, LLC, on behalf of the Shareholders.

“Standstill Period” means the period commencing on the Closing Date and ending on the earlier of (x) the date occurring thirty (30) months subsequent to the Closing Date and (y) the date of the occurrence of a Change of Control.

“Transaction” has the meaning specified in the recitals to this Agreement.

“Transfer” means (a) when used as a noun, any direct or indirect transfer, sale, assignment, conveyance, pledge, hypothecation, encumbrance or other disposition; and (b) when used as a verb, to directly or indirectly transfer, sell, assign, convey, pledge, hypothecate, encumber or otherwise dispose of.  The term “transferred” has a correlative meaning.

ARTICLE II

Limitations on Acquisitions and Transfers

SECTION 2.01 Limitations on Acquisitions by the Shareholders and Luminus.  During the Standstill Period, the Shareholders shall not, shall use their reasonable best efforts to cause the members of the Shareholder Control Group to not, and shall cause Luminus to not, acquire by purchase or otherwise, or solicit the acquisition of, any Dynegy Equity Securities, without the prior written consent of the Board; provided, however, that Luminus shall be permitted to trade in Dynegy Equity Securities during the Standstill Period, if (a) Luminus does not own Dynegy Equity Securities (and no such trade results in Luminus owning Dynegy Equity Securities) that represent in the aggregate more than 1% of Dynegy’s total outstanding Common Stock at such time or (b) subsequent to the date that Dynegy consummates any merger or consolidation with a Person which was put to or required a vote of the holders of Common Stock with a Person with tradable securities (and such merger or consolidation did not constitute a Change of Control), Luminus does not own the combined company’s tradable common equity securities (and no such trade results in Luminus owning the combined company’s tradable common equity securities) that represent in the aggregate more than 5% (or, if the merger results in Luminus owning a higher percentage of the combined company’s tradable common equity securities based upon its ownership of each such company’s tradable common equity securities as of the date of announcement of such transaction, such higher percentage) of the combined company’s total outstanding tradable common equity securities at such time.  The restrictions on Luminus set forth in this Section 2.01 and Article IV shall not terminate until the expiration of the Standstill Period.

SECTION 2.02 Transfer Restrictions.

(a) During the Lock-Up Period, without the prior consent of the Board, LS Power shall not (i) Transfer any shares of Common Stock or (ii) Hedge; provided, however, that notwithstanding any other provision of this Agreement, LS Power may (w) Transfer the Relinquished Shares to Dynegy pursuant to the Purchase Agreement, (x) tender all or a part of the Common Stock directly owned by it to an unaffiliated third Person at any time pursuant to a tender offer for Common Stock approved by the Board, (y) distribute shares of Common Stock directly owned by LS Power to any of its direct or indirect owners, limited partners or other investors, and (z) Transfer any shares of Common Stock if required pursuant to any rule, regulation, order, writ or decree of any Governmental Authority.

(b) Following the expiration of the Lock-Up Period, members of the Shareholder Control Group may freely Transfer their Common Stock in accordance with law, except that no Shareholder shall, without the prior consent of the Board, Transfer any Common Stock to any Person (other than (i) pursuant to a tender offer of Common Stock approved by the Board, (ii) Distributions and (iii) Transfers of any shares of Common Stock if required pursuant to any rule, regulation, order, writ or decree of any Governmental Authority) if, after giving effect to such Transfer, such Person and its Affiliates would collectively own 15% or more of Dynegy’s total outstanding Common Stock at such time (in the case of a Transfer made through the New York Stock Exchange, as determined by reference to the relevant Schedule 13D and/or 13G filings publicly available with the SEC as of the date of such Transfer).  At such time as the members of the Shareholder Control Group own less than 5% of Dynegy’s outstanding Common Stock, the foregoing restrictions shall not apply to any Transfers of Common Stock to an unknown third party by any Shareholder conducted in a transaction effected on an exchange.

(c) Common Stock transferred pursuant to Section 2.02(a) or (b) shall not be subject to the restrictions set forth in this Agreement; provided, however, that Common Stock so transferred to a member of the Shareholder Control Group or Luminus shall remain subject to this Agreement. During the term of this Agreement, LS Power will give prompt notice to Dynegy of any transfer of shares of Common Stock to any member of the Shareholder Control Group or Luminus.

(d) LS Power represents and warrants that Exhibit A attached hereto sets forth a correct and complete list of the number of shares of Dynegy Equity Securities (including the number of shares issuable upon exercise or conversion, as applicable, of such Dynegy Equity Securities) owned by such Person and Luminus as of the date of this Agreement.

SECTION 2.03 Shares Subject to the Agreement.  Except as otherwise provided for herein, all Common Stock now or hereafter owned by a Shareholder, a member of the Shareholder Control Group, or Luminus shall be subject to the terms of this Agreement.

SECTION 2.04 Legend and Stop Transfer Order.

(a) To assist in effectuating the provisions of this Agreement, the Shareholders hereby consent:

(i) to the placement of the following legend on all certificates certifying ownership of LS Power’s Class A Shares until such Class A Shares have been sold, transferred or disposed of pursuant to the requirements of Article II hereof:

“The securities represented by this certificate are subject to the provisions of a Shareholder Agreement dated as of August 9, 2009 by and among Dynegy Inc. and the shareholders party thereto and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith.  A copy of said agreement is on file at the office of the Secretary of Dynegy Inc.”; and

(ii) to the entry of a stop transfer order with the transfer agent or agents of Dynegy securities against the Transfer of LS Power’s Class A Shares except in compliance with the requirements of this Agreement, or, if Dynegy is its own transfer agent with respect to any Class A Shares, to the refusal by Dynegy to Transfer any such securities except in compliance with the requirements of this Agreement.

(b) Following the termination or expiration of this Agreement pursuant to Section 5.01(b), Dynegy shall use commercially reasonable efforts to assist the Shareholders in removing all restrictions from the Common Stock held by the Shareholders, including but not limited to the legend set forth in Section 2.04(a)(i) above.

ARTICLE III

Certain Agreements Relating to Dynegy

SECTION 3.01 Dynegy Restrictions.  From the date hereof until the Reference Date, Dynegy agrees not to (and to cause its subsidiaries not to) effect any offering, sale or issuance of any Dynegy Equity Securities, without the prior written consent of LS Power, except that Dynegy may issue Dynegy Equity Securities to employees pursuant to employee stock option, restricted stock or other benefit plans in existence as of the date hereof.

ARTICLE IV

Certain Agreements Relating to the Shareholders, the Shareholder

Control Group and Luminus

SECTION 4.01 No Board Representation.  During the Standstill Period, the Shareholders shall not, shall use their reasonable best efforts to cause members of the Shareholder Control Group to not, and shall cause Luminus to not, seek, directly or indirectly, to place representatives on the Board or seek the removal of, or addition of, any Director.

SECTION 4.02 No Control.  Except as expressly provided in this Agreement, during the Standstill Period, the Shareholders shall not, shall use their reasonable best efforts to cause members of the Shareholder Control Group to not, and shall cause Luminus to not, unless such action shall have been specifically consented to in writing by the Board (it being understood that execution of this Agreement does not constitute such a consent), in any manner (including but not limited to entering into communications to or discussions with, the record or beneficial holders of any Dynegy voting securities) for the purpose of the following, directly or indirectly, (i) make, or become a participant in, any “solicitation” of “proxies” (as such terms are defined in Regulation 14A promulgated by the SEC, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) or consents to vote any voting securities of Dynegy or any of its subsidiaries, or otherwise seek to influence, direct or advise any Person with respect to the voting of any voting securities of Dynegy or its subsidiaries, (ii) form, join, become a member or in any way participate in a “group” (within the meaning of Rule 13d-5(b) under the Exchange Act) with respect to the matters set forth in clause (i), or (iii) otherwise act, alone or in concert with others, to seek to control or influence or advise the management, Board, or policies of Dynegy or its subsidiaries, or take any action to prevent or challenge any transaction to which Dynegy or any of its subsidiaries is a party, (iv) make any public announcement or disclosure, or take any action which might force Dynegy or any of its subsidiaries to make a public announcement or other public disclosure regarding any of the types of matters set forth in (i), (ii) or (iii) above, or (v) advise, assist, arrange, or otherwise enter into any discussions or arrangements with any third Person with respect to any of the foregoing prohibited conduct provided, however, nothing contained herein prohibits the Shareholders, members of the Shareholder Control Group or Luminus from (a) voting their shares of Common Stock in their discretion or (b) advising or otherwise having confidential reports or discussions with their direct or indirect owners for purposes other than the foregoing prohibited purposes.

SECTION 4.03 Joinder.  If a member of the Shareholder Control Group or Luminus becomes a direct owner of any Common Stock, such Person shall, and the Shareholder Representative shall, upon obtaining actual knowledge of such direct ownership, use its reasonable best efforts to cause such Person to execute a joinder agreement to this Agreement and become a Shareholder hereunder.  Any Shareholder obtaining actual knowledge of any member of the Shareholder Control Group or Luminus acquiring Common Stock shall inform Dynegy of such fact as soon as practicable.

ARTICLE V

General Provisions

SECTION 5.01 Effectiveness and Term.

(a) Article I, Sections 2.02, 2.03 (but only with respect to Section 2.02), and 3.01 and Article V of this Agreement shall be effective as of the date hereof and the remaining provisions of this Agreement shall be effective as of the Closing.  If the Purchase Agreement is terminated prior to the Closing, this Agreement shall terminate and all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party except for breaches prior to such termination of provisions effective as of the date hereof.

(b) Subject to Section 5.01(a), (i) this Agreement (other than the provisions set forth in Sections 2.01, 4.01, 4.02 and Article V of this Agreement) shall cease to be in effect on and after the date that the Shareholder Control Group collectively owns no Dynegy Equity Securities and (ii) Sections 2.01, 4.01, and 4.02 of this Agreement shall cease to be in effect on and after the expiration of the Standstill Period.

SECTION 5.02 Intent and Interpretation.  Each of the parties hereto stipulates and acknowledges that each Shareholder has made, prior to the date hereof, a careful evaluation of this Agreement, its investment objectives with regard to its Common Stock and the compatibility of such objectives with the objectives of Dynegy; that such factors were critical to each Shareholder in the decision to consummate the Transaction and thereby reduce its holdings of Common Stock; that, absent the restrictions in this Agreement, Dynegy, the Dynegy Sellers, LS Power and the LS Power Buyers might have reached a different decision with regard to the Transaction; and therefore, that the restrictions set forth in this Agreement are a material part of the consideration received by Dynegy, the Dynegy Sellers, LS Power and the LS Power Buyers to consummate the Transactions.  Each party acknowledges and agrees that the provisions set forth in this Agreement are reasonable.

SECTION 5.03 Specific Enforcement.  Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged and that money damages are not an adequate remedy if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any court of the United States or any state thereof, in addition to any other remedy to which such party may be entitled, at law or in equity.  It is further agreed that none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 5.04 Severability.  If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, and in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties’ intentions hereunder.

SECTION 5.05 Notices, Etc.  All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one (1) Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case to the applicable addresses set forth below (or to such other address as such party may designate in writing from time to time):

If to Dynegy:

c/o Dynegy Inc.

1000 Louisiana, Suite 5800

Houston, Texas 77002

Attention:  General Counsel

Telecopy:  (713) 356-2185

with copies (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld, LLP

1111 Louisiana St.

44th Floor

Houston, TX 77002

Attention: Michael E. Dillard, P.C.

Telecopy: (713) 236-0822

If to a Shareholder:

c/o LS Power Development, LLC

Two Tower Center, 11th Floor

East Brunswick, NJ 08816

Attention:  Corporate Counsel

Telecopy:  (732) 249-7290

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, NY  10022

Attention:    Charles Ruck
                  David Kurzweil

Telecopy: (212) 751-4864

or to such other address as such party shall have designated by notice so given to each other party.

SECTION 5.06 Amendments, Waivers, Etc.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by all of the parties hereto (or their successors).

SECTION 5.07 Entire Agreement.  This Agreement (unless terminated as set forth in Section 5.01(a)), the Existing Shareholder Agreement (until the Closing), the Registration Rights Agreement dated September 14, 2006 (as amended from time to time) among the Company and the Shareholders party thereto, and the Purchase Agreement embody the entire agreement and understanding among the parties relating to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

SECTION 5.08 Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

SECTION 5.09 No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of his or her right to exercise any such or other right, power or remedy or to demand such compliance.

SECTION 5.10 No Third Party Beneficiaries.  This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

SECTION 5.11 Consent to Jurisdiction.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Court of Chancery of the State of Delaware, and (b) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each of the parties hereto agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Court of Chancery of the State of Delaware.  Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 5.11.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement and the other transactions contemplated hereby in (i) the Court of Chancery in the State of Delaware, or (ii) the United States District Court for the District of Delaware, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 5.12 Governing Law.  This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Delaware, without giving effect to its rules on conflicts of law.

SECTION 5.13 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 5.14 Name, Captions, Gender.  The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.  Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

SECTION 5.15 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

SECTION 5.16 Successors and Assigns.  The Shareholders shall not assign this Agreement without the written consent of Dynegy.  Dynegy may assign this Agreement only to any successor to substantially all of its business as a result of a merger, consolidation or sale by Dynegy.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

SECTION 5.17 Luminus.  To the extent that Luminus is required to perform certain obligations, or is entitled to certain rights or benefits, under this Agreement, the Shareholder Representative shall cause Luminus to perform such obligations, and shall be entitled to enforce such rights or benefits on behalf of Luminus.

SECTION 5.18 Effect on Existing Shareholder Agreement.  The Existing Shareholder Agreement shall terminate effective as of the Closing and all rights and obligations of the parties thereto shall be extinguished as of the Closing.  During the Lock-Up Period, LS Power shall not be entitled or permitted to exercise its rights set forth in Section 2.01(b) of the Existing Shareholder Agreement.  For the avoidance of doubt, in the event of any termination of the Purchase Agreement, all provisions of the Existing Shareholder Agreement shall remain in full force and effect and shall not thereafter be effected by this Agreement.

[Signature pages follow]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have duly and validly executed this Shareholder Agreement as of the day and year first above written.

DYNEGY INC.

By:	/s/ Lynn A. Lednicky
Name:	Lynn A. Lednicky
Title:	Executive Vice President

LS POWER PARTNERS, L.P.

By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LS POWER ASSOCIATES, L.P.

By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LS POWER EQUITY PARTNERS, L.P.

By:	LS Power Partners, L.P., its General Partner

	By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LS POWER EQUITY PARTNERS PIE I, L.P.

By:	LS Power Partners, L.P., its General Partner

	By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LSP GEN INVESTORS, L.P.

By:	LS Power Partners, L.P., its General Partner

	By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

[Signature Page to Shareholder Agreement]

Exhibit 10.1

EXHIBIT A
SHAREHOLDER CONTROL GROUP OWNERSHIP OF
DYNEGY EQUITY SECURITIES

Name of Owner	Number of Class A Shares Owned	Number of Class B Shares Owned	Other Dynegy Equity Securities Owned
LS Power Associates, L.P.	None	48,842,270	None
LS Power Equity Partners, L.P.	None	175,117,329	None
LS Power Partners, L.P.	None	5,686,822	None
LS Power Equity Partners PIE I, L.P.	None	106,186,603	None
LSP Gen Investors, L.P.	None	4,166,976	None